207 Queens Quay W – Suite 590 Toronto, ON M5J 1A7, Canada Tel. +1 877 LI-CYCLE • www.li-cycle.com

FIRST AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT (hereinafter referred to as the “First Amendment”) dated as of August 27, 2024 (the “Effective Date”)

BETWEEN:

LI-CYCLE CORP., a corporation existing under the laws of the Province of Ontario, Canada, (hereinafter called the “Corporation”)
OF THE FIRST PART,
and

AJAY KOCHHAR, of the City of Oakville, in the Province of Ontario (hereinafter called the “Executive”)
OF THE SECOND PART
(collectively the “Parties” and each a “Party”)
WHEREAS the Parties have entered into an Executive Employment Agreement made as of March 1, 2022 (hereinafter referred to as the “Agreement”);

AND WHEREAS certain amendments to the Agreement are desirable to reflect the adoption of the Corporation’s new executive compensation clawback policy, in accordance with SEC requirements, and to correct an inadvertent mistake in the Agreement regarding the calculation of certain severance payments;
AND WHEREAS the Executive acknowledges and agrees that the Executive’s 2024 Long-Term Incentive Plan Award, as stated within the letter to the Executive of even date herewith, shall be good, fresh and sufficient consideration to make this First Amendment valid and binding upon the Parties;

AND WHEREAS the Parties hereto wish to amend the Agreement on the terms and conditions set forth in this First Amendment;

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

Amendments.

1.Section 3.5 (Clawback) - Section 3.5 (Clawback) of the Agreement is hereby deleted in its entirety and replaced by the following:

“By signing this Agreement, the Executive acknowledges and confirms that the Executive has received a copy of the Corporation’s Executive Compensation Clawback Policy (as may be

amended, restated, supplemented or otherwise modified from time to time (hereinafter referred to as the “Clawback Policy”), and that the Clawback Policy will apply both during and after the Executive’s employment with the Corporation. Further, by signing this Agreement, the Executive agrees to abide by the terms of the Clawback Policy, including by returning any Excess Awarded Compensation (as defined in the Clawback Policy) to the Corporation to the extent required by, and in a manner permitted by, the Clawback Policy and/or by executing a written wage deduction authorization in a form provided by the Corporation in connection with Excess Awarded Compensation. In the event of any inconsistency between the Clawback Policy and the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid to or by the Executive, the terms of the Clawback Policy shall govern to the full extent permitted by applicable laws.

In addition, the Board may, in its sole discretion, to the full extent permitted by governing law and to the extent it determines that it is in the Corporation’s best interest to do so, require the reimbursement of all or a portion of any performance-based incentive compensation awarded to the Executive after each fiscal year, if wrongdoing after the Effective Date has occurred including without limitation in the following circumstances:

(a) LICY or the Corporation is required to restate its financial statements;

(b) the Executive engaged in gross negligence, intentional misconduct or fraud that caused or partially caused the need for the restatement; and/or

(c) the amount of the performance-based compensation that would have been awarded to, or the profit realized by, the Executive had the financial results been properly reported would have been lower than the amount actually awarded or received.”

2.Section 5.5 (b) (Termination by the Corporation Without Cause or by the Executive for Good Reason, in Either Case Prior to or More than 12 months After a Change in Control) - Section 5.5(b) of the Agreement is hereby amended by deleting the wording “….divided by 12….”.

General Provisions.

3.Any reference to the Agreement herein means a reference to the Agreement as supplemented by this First Amendment.

4.Except as amended by this First Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

5.To the extent that any provisions of this First Amendment are inconsistent with the terms and conditions of the Agreement, the provisions of this First Amendment shall prevail.

6.Except as expressly set forth in this First Amendment, the Agreement is and shall remain in full force and effect and be binding upon the parties.

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7.All capitalized terms used herein but not defined herein have the meanings attributed to them in the Agreement.

8.By signing below, the Executive hereby represents and warrants to the Corporation that, prior to executing this First Amendment, the Executive has sought and obtained or had the opportunity to seek and obtain independent legal advice with respect to this First Amendment from a lawyer of their choice; the Executive fully understands the nature and effect of this First Amendment; and the Executive has freely and voluntarily entered into this First Amendment without duress.

IN WITNESS WHEREOF, this First Amendment between the Corporation and the Executive is effective as of the Effective Date.

LI-CYCLE CORP.                    AJAY KOCHHAR

By:__/s/ Christine Barwell___________        ___/s/ Ajay Kochhar_______________
Chrstine Barwell
CHRO

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